UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) approved stock option grants to numerous employees of the Company and its subsidiaries, including grants to the named executive officers (as defined in Regulation S-K, Item 402(a)(3)), pursuant to the shareholder approved 2005 Equity Incentive Plan. The named executive officers received options to acquire shares of Company common stock as follows: Michael T. Dan, 105,000; Robert T. Ritter, 40,000; Frank T. Lennon, 35,000; Austin F. Reed, 35,000; and James B. Hartough, 25,000. The stock options granted to the named executive officers were valued at the date of the grant and vest in roughly equal increments over a three year period, beginning on the first anniversary of the grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2007, the Board of Directors amended Article VI of the Bylaws of the Company to reflect changes to certain committee names in connection with recent changes to the committee structure of the Board of Directors and Article XVII of the Bylaws to reflect the Company’s ability to issue shares of its common stock in either certificated or uncertificated form.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of The Brink’s Company, as amended and restated through July 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: July 18, 2007	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3(ii)	Bylaws of The Brink’s Company, as amended and restated through July 13, 2007.